UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) December 17, 2009

Multiband Corporation
(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        763-504-3000

(Former name or former address, if changed since last report)

Item 7.01: Regulation FD

On December 17, 2009, the shareholders of Multiband Corporation, at a special shareholder’s meeting, approved the acquisition of the remaining 20% of the stock of the former DirecTECH Holding Co. operating entities via the issuance of ten million dollars worth of Series J Preferred Stock. Multiband Corporation now owns 100% of the stock of the former DirecTECH Holding Co. operating entities.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2009		Multiband Corporation

	By	James L. Mandel
James L. Mandel
Chief Executive Officer